EXHIBIT 6.2

                             ASSIGNMENT OF COPYRIGHT

     THIS AGREEMENT dated the 18th day of September, 1998,

BETWEEN:

          JON STEVENSON,  Businessman, of 379 Newport Avenue,
          Apartment #9, Long Beach, California, 90814

          (the "ASSIGNOR")

AND:
          DIPPY FOODS, INC., a company incorporated under the laws of Nevada and having its principal office located at 1161 Knollwood Circle, Anaheim, California, 92801

          (the "ASSIGNEE")

WHEREAS:

A. pursuant to a Certificate of Registration (#VAu 349-399) dated March 18, 1997, the Assignor is the legal and beneficial owner of the registered copyright for the Dippy Foods Cover Art (the "COPYRIGHT"), a copy of which is attached hereto as Schedule "A";

B. the Assignor has agreed to sell and convey all of his right, title and interest in the Copyright to the Assignee, subject to the terms and conditions contained in this Agreement;


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained and the sum of Ten ($10.00) Dollars now paid by the Assignee to the Assignor and for other good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions hereinafter set out, the parties hereto have agreed and do hereby agree as follows:

                                    ARTICLE 1
                             ASSIGNMENT OF COPYRIGHT

1.1 The Assignor irrevocably and unconditionally assigns, grants, transfers and sets over unto the Assignee as and from the 18th day of September, 1998, all of the Assignor's right, title and interest in the Copyright and any other benefits and advantages to be derived from the Copyright.

1.2 The purchase price payable to the Assignor for the Copyright is the aggregate sum of $8,500.00 (the "PURCHASE PRICE").

1.3 The Purchase Price will be paid by the Assignee to the Assignor by the issuance of 850,000 Common Capital Shares in the stock of the Assignee.

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                                       2

                                    ARTICLE 2
              ASSIGNOR'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

2.1  The Assignor represents, warrants, and covenants to the Assignee that:

     (a) the Assignor has good right, full power and absolute authority to assign its interest in the Copyright to the Assignee;

     (b) with the exception of this Agreement, no person other than the Assignor has any right, present or future, contingent or absolute, to purchase or acquire an interest in the Copyright or to require the Assignor to grant an option or right to purchase the Copyright; and

     (c) the Assignor holds the legal title of the Copyright in trust for the Assignee.

                                    ARTICLE 3
           ASSIGNEE'S AUTHORITY TO ACCEPT ASSIGNMENT OF THE COPYRIGHT

3.1 The Assignee represents and warrants to the Assignor that it has good right, full power and absolute authority to accept the assignment of the Assignor's interest in the Copyright.

                                    ARTICLE 4
                                  SEVERABILITY

4.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                                    ARTICLE 5
                               FURTHER ASSURANCES

5.1 Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

                                    ARTICLE 6
                                  GOVERNING LAW

6.1 This Agreement and all provisions hereof shall be governed by and construed in accordance with the laws of the State of California and of the United Stated applicable therein and shall be treated in all respects as a California contract.

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                                       3

                                    ARTICLE 7
                                    ENUREMENT

7.1 This Assignment shall extend and enure to the benefit of the Assignee, and its successors and assigns and shall be binding upon the Assignor and his respective successors and assigns.

                                    ARTICLE 8
                                 HEADINGS, ET AL

8.1 The division of this Agreement into sections and the insertion of headings are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF the parties hereto signed this Agreement as of the day and year first above written.


SIGNED, SEALED and DELIVERED                     )
by in the presence of:             )
                                                 )
         "Erin Stevenson"                        )
----------------------------------               )
Signature of Witness                             )
                                                 )    "JON STEVENSON"
                                                 )    ------------------------
Erin Stevenson                                   )    JON STEVENSON
----------------------------------               )
Print Name                                       )
                                                 )
1948 Lave Avenue 1B                              )
----------------------------------               )
Address                                          )
                                                 )
Sales                                            )
----------------------------------               )
Occupation                                       )
                                                 )
                                                 )
The Common Seal of                               )
DIPPY FOODS, INC.                                )
affixed  was hereunto in the presence of:        )
                                                 )
         "ERIN STEVENSON"                        )              C/S
------------------------------------             )
Authorized Signatory                             )
                                                 )
                                                 )
Authorized Signatory                             )

This is page 3 of the Assignment of Copyright between JON STEVENSON and DIPPY FOODS, INC. dated the 18th day of September, 1998.